Aircraft Finance Trust

                          Annual Report to Noteholders

                                December 31, 1999

Management's Discussion and Analysis

Background and General

On May 5, 1999, Aircraft Finance Trust (AFT), a Delaware business trust, issued $1,209 million of asset-backed notes (the "Initial Notes") and received $39 million from the sale of its beneficial interests. The Initial Notes were issued in five classes; Class A-1, Class A-2, Class B, Class C and Class D. The Initial Notes were issued simultaneously with the sale of the beneficial interests and the execution of an agreement to acquire 36 commercial jet aircraft from General Electric Capital Corporation and certain of its affiliates (collectively referred to as the Seller) for $1,196 million. As of October 22, 1999, all of the 36 initial aircraft had been delivered to AFT. At December 31, 1999, 35 of the initial aircraft were on lease to 22 lessees based in 12 countries, while one aircraft was off lease and subsequently re-leased to a lessee based in the Philippines, as discussed below.

On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new notes (the "Exchange Notes") in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D notes remain unchanged. $3 million of the Class A-2 Initial Notes were not tendered in the exchange offer and remain outstanding. The remaining outstanding Initial Notes and the outstanding Exchange Notes are together referred to as the Notes.

AFT is a special purpose entity which owns aircraft subject to operating leases. AFT's business consists of aircraft leasing activities. AFT may also engage in acquisitions of additional aircraft and sales of aircraft. AFT's cash flows from such activities will be used to service the interest and principal on the Notes and make distribution of remaining amounts to the holders of the beneficial interest certificates, only after the payment of expenses incurred by AFT.

AFT's ability to generate sufficient cash from its aircraft assets to service the Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen contingent liabilities. The indenture provides for AFT to maintain a cash reserve balance on deposit in the Collections Account and allows for AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.

AFT may acquire additional aircraft in the future, financed through the issuance of additional notes. Any acquisitions of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies that they will not lower, qualify or withdraw their ratings on the Notes as a result.

AFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. AFT utilizes interest rate swaps that shift the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by AFT. AFT is a party to five interest rate swap agreements which it entered into on May 5, 1999. Under these agreements, AFT will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay AFT a rate of interest on the notional amount based on LIBOR. There can be no assurance, however, that AFT's interest rate management policy will be effective in shifting the interest rate risk to counterparties.

Additional financial information regarding AFT, including AFT's annual report on Form 10-K, has been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The indenture governing the Notes and other governing documents impose restrictions on how AFT operates its business. For example, there are concentration limits contained in the indenture that restrict AFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of December 31, 1999.

Recent Developments

Under the terms of the indenture, AFT is required to obtain annual appraisals of its aircraft. In February 2000, AFT received appraisals of the adjusted base values of the aircraft as of December 31, 1999 from three independent appraisers that are members of the International Society of Transport Aircraft Trading, as required by the indenture. The aggregate of the average of the three appraisals (the current appraised value) of the aircraft at December 31, 1999 was $1,256.1 million. The appraisals at December 31, 1999 did not indicate a decline in value of the aircraft sufficiently in excess of the value decline assumed under the terms of the indenture to require excess cash flows to be redirected to the Class A notes.

In June 1999, the A320-200 aircraft leased to a lessee based in the United States was returned as expected. The aircraft was delivered to another lessee based in the United States in June 1999 for a lease term of five years. The aircraft with respect to this lessee represents approximately 2.4% of the aggregate appraised value at December 31, 1999.

In June 1999, a British lessee provided letters of credit to AFT in exchange for the return of the cash security deposits. The lease agreement requires the lessee to provide a security deposit in the form of a letter of credit or cash. Upon the issuance of the letters of credit, the cash security deposits in the amount of $1.77 million were returned to the lessee.

The B767-300ER aircraft formerly leased to Air Madagascar was returned from the airline in July 1999, as expected. The aircraft subsequently underwent modifications as required by the terms of the lease prior to delivery to a lessee based in the United States in September 1999. In accordance with the Master Aircraft Purchase Agreement, the Seller is obligated to pay all of the costs and expenses required to put the aircraft in the delivery condition required by the lease. Additionally, the Seller made payments to AFT, in an amount equal to the lease rental rate during the period the aircraft was undergoing redelivery modifications. Subsequent to delivery to the lessee, the aircraft was transferred to AFT in accordance with the Master Aircraft Purchase Agreement.

In November 1999, an administrator was appointed to one of AFT's Dutch lessees and the aircraft was returned to AFT. Upon return of the aircraft the security deposits were applied towards the outstanding rent and maintenance amounts due from this lessee. The aircraft with respect to this lessee represents approximately 2.6% of the aggregate appraised value at December 31, 1999. In February 2000, this aircraft was delivered for lease to a lessee based in the Philippines for a lease term of 57 months at a lower rental rate than the former lease.

During 1999, two existing lessees were experiencing financial difficulties and became delinquent in their rental payments for a period of 90 days or more. As a result, both of these lessees were placed on non-accrual status during 1999. The total amount of rental payments and maintenance reserve payments outstanding under the leases for the three aircraft from these two existing lessees amounted to approximately $3.7 million. One of these two lessees, based in Brazil, owed approximately $0.9 million for outstanding rental payments and maintenance reserve payments at December 31, 1999. AFT holds security deposits of $0.9 million against these arrearages. The aircraft with respect to this lessee represents approximately 2.7% of the aggregate appraised value at December 31, 1999. The other lessee, based in Turkey, owed approximately $2.8 million for outstanding rental payments and maintenance reserve payments at December 31, 1999. AFT holds security deposits and letters of credit in the aggregate of $1.1 million against these arrearages. The two aircraft with respect to this lessee represents approximately 5.2% of the aggregate appraised value at December 31, 1999. Recently, the lessee has reached an agreement with the Servicer, for the early return of one of the two aircraft. A non-binding letter of intent has been entered into for the re-delivery of this aircraft to a new lessee (based in Belgium) in April 2000.

During 1999, AFT entered into a non-binding letter of intent to extend the lease of one MD-83 aircraft currently leased to an Italian lessee for eighteen months beyond its current expiration in April 2000. The aircraft with respect to this lessee represents approximately 1.9% of the aggregate appraised value at December 31, 1999.

The B767-300ER aircraft currently on lease with a Swedish lessee, has a lease expiration date in May 2000. AFT has entered into a letter of intent to lease this aircraft to a Canadian lessee for a lease term of 36 months with an anticipated delivery date in May 2000. The aircraft with respect to this lessee represents approximately 4.7% of the aggregate appraised value at December 31, 1999.


Analysis of Activity in the Collections Account

AFT makes payments on the Notes monthly on the 15th of each month, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. This report covers the period from and including May 5, 1999 to and including the Payment Date on December 15, 1999 (the "Period"). The financial data includes transfers and payments made by AFT on December 15, 1999, but includes receipts from May 5, 1999 to December 9, 1999, this being the Calculation Date for the December 15, 1999 Payment Date.

--------------------------------------------------------------------------------
         Beginning balance                                    $          0

         Collections:
              Lease rental payments                             85,539,697
              Maintenance reserve payments                      10,172,543
              Interest income                                    2,272,674
              Other                                             54,454,686
         Transfers from Lessee Funded Account                      572,000
         Transfers from VARIG Reserve Account                      497,200
         Less:
              Transfers to Expense Account                     (19,839,325)
              Transfers to Lessee Funded Account                  (484,726)
              Transfers to VARIG Reserve Account                  (497,200)
              Swap payments, net                                (1,607,060)
              Aggregate note payments                          (79,080,489)
                                                              ------------

         Ending balance                                       $ 52,000,000
                                                              ============
--------------------------------------------------------------------------------

AFT reported aggregate collections of $152.4 million for the Period. Collections consist primarily of lease rental payments, maintenance reserve payments from lessees, and interest income earned on cash balances. Lease rental payments, maintenance reserve payments, interest income earned on cash balances and other collections were $85.5 million, $10.2 million, $2.3 million and $54.4 million, respectively, during the Period.

Interest income of $2.3 million was earned by investing AFT's cash balances in short term, highly rated, highly liquid investments as permitted under the terms of the indenture.

Other collections of $54.4 million during the Period were comprised of $52 million in net cash from the issuance of the asset-backed notes, the receipt of proceeds from the beneficial interest holders, less the payment for the acquisition of the 36 aircraft. These funds were used for the purpose of funding the initial cash reserve balances. Interest, formerly held by the Seller on certain lessee security deposits in the amount of $0.5 million were transferred to AFT and included in other collections during the Period. These lessee security deposits were further transferred to the Lessee Funded Accounts.
Finally, a $2.0 million payment by a lessee that belonged to the Seller was included in other collections. This payment was subsequently transferred to the Expense Account and paid to the Seller.

On the December 15, 1999 Payment Date, AFT transferred a $0.6 million security deposit from the Lessee Funded Account to the Collection Account, to satisfy outstanding rent and maintenance amounts due from a Dutch lessee. See "Management's Discussion and Analysis - Recent Developments".

On the June 15, 1999 Payment Date, AFT transferred $0.5 million from the VARIG Reserve Account to the Collection Account for outstanding rental amounts due from a Brazilian lessee for April 1999. The same amount was transferred back to replenish the VARIG Reserve Account from the Collection Account on the September 15, 1999 Payment Date.

Payments of principal on the Notes amounted to $32.8 million during the Period. As a result, the outstanding balance of the Notes was reduced to $1,176.2 million. The principal payments were made with respect to the Class A-2 and Class B notes. The projected outstanding balance of the Notes according to the Offering Memorandum was $1,182.3 million.

Interest payments to noteholders under the Notes amounted to $46.3 million during the Period. The interest payments were made with respect to all classes of the Notes outstanding.

AFT made net payments under interest rate swap agreements in the amount of $1.6 million during the Period.

Transfers from the Collection Account to the Expense Account aggregated $19.8 million during the Period. These transfers were made for the payment of maintenance expense, aircraft delivery costs, service provider fees and other costs. Included in this amount, was a $2.0 million payment included in other collections, as described above. The remaining balance in the Expense Account was $9.8 million at December 15, 1999.


Description of the Aircraft and Leases

The following tables set forth details of the aircraft owned by AFT as of December 31, 1999. See "Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to December 31, 1999.

The following table identifies the 36 aircraft by type of aircraft.

                                                             % of Aircraft by
                    Type of      Number of                 Appraised Value as of
Manufacturer       Aircraft      Aircraft    Body Type      December 31, 1999
------------       --------      --------    ---------      -----------------
Boeing             B737-300         11       Narrowbody              28.6 %
                   B737-400          5       Narrowbody              11.9
                   B767-200ER        2       Widebody                 5.2
                   B767-300ER        4       Widebody                23.8
Airbus             A310-300          1       Widebody                 2.7
                   A320-200          7       Narrowbody              17.8
McDonnell Douglas  DC-10-30          2       Widebody                 3.0
                   MD-83             4       Narrowbody               7.0
                                   ---                             ------

Total                               36                              100.0 %

All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

The following table identifies the countries in which the lessees of the 36 aircraft are based, calculated as of December 31, 1999.

                                                          % of Aircraft by
                                            Number of   Appraised Value as of
Country                                     Aircraft      December 31, 1999
-------                                     --------      -----------------
U.K........................................     7                  22.0%
U.S........................................     6                  15.8
Italy......................................     2                   9.0
Brazil.....................................     3                   7.8
Canada.....................................     3                   7.2
France.....................................     2                   6.3
Turkey.....................................     2                   5.2
China......................................     2                   5.2
Ireland....................................     2                   5.0
Spain......................................     3                   5.1
Sweden.....................................     1                   4.7
India......................................     2                   4.1
Off Lease..................................     1                   2.6
                                              ---                ------

Total......................................    36                 100.0%


The following table identifies the regions in which the 36 aircraft are based, calculated as of December 31, 1999.

                                                          % of Aircraft by
                                            Number of   Appraised Value as of
Region                                      Aircraft      December 31, 1999
-------                                     --------      -----------------

Developed Markets
     Europe................................    17                  52.1%
     North America.........................     9                  23.0
Emerging Markets
     Asia..................................     4                   9.3
     Europe and the Middle East............     2                   5.2
     Latin America.........................     3                   7.8
Off Lease..................................     1                   2.6
                                              ---                ------

Total......................................    36                 100.0%

The following table identifies the current lessees of the 36 aircraft, calculated as of December 31, 1999.

                                                          % of Aircraft by
                                            Number of   Appraised Value as of
Lessee                                      Aircraft      December 31, 1999
-------                                     --------      -----------------

Air 2000 Limited...........................     1                  7.0%
Airtours International Airways Limited.....     2                  4.6
Linee Aeree Italiane S.p.A.................     1                  7.1
America West Airlines, Inc.................     1                  2.7
Britannia Airways Limited..................     1                  4.7
British Airways............................     1                  2.6
British Midland Airways PLC................     3                  7.7
Canadian Airlines International Ltd........     2                  4.5
China Eastern Airlines Corporation Limited.     2                  5.2
Continental Airlines, Inc..................     2                  3.0
Eurofly S.p.A..............................     1                  1.9
Frontier Airlines, Inc.....................     1                  2.6
Istanbul Hava Yollari A.S..................     2                  5.2
Jet Airways (India) Limited................     2                  4.1
Royal Aviation, Inc........................     1                  2.7
Spanair S.A................................     3                  5.1
Societe de Transport Aerien Regional.......     2                  6.3
TransBrasil S.A. Linhas Aereas.............     1                  2.7
TransMeridian Airlines, Inc................     1                  2.4
TWA........................................     1                  5.0
VARIG......................................     2                  5.2
Virgin Express S.A. N.V....................     2                  5.1
Off Lease..................................     1                  2.6
                                              ---                -----

Total......................................    36                100.0%

Total Number of Lessees: 22


The following table lists the 36 aircraft by seat category.

                                                             % of Aircraft by
                                                Number of  Appraised Value as of
Seat Category         Aircraft Types            Aircraft    December 31, 1999
-------------         --------------             -------    -----------------
121-170               B737-300, B737-400, MD-83    20               47.5%
135-180                                A320-200     7               17.8
171-240        A310-300, B767-200ER, B767-300ER     7               31.7
240+                                   DC-10-30     2                3.0
                                                  ---              -----

Total                                              36              100.0%

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



The following table identifies the aircraft by year of aircraft manufacture. The weighted average age of the 36 aircraft as of December 31, 1999 is approximately
5.5 years.

                                                          % of Aircraft by
                                            Number of   Appraised Value as of
Year of Manufacture                         Aircraft      December 31, 1999
-------------------                         --------      -----------------

1980.......................................      1                  1.4%
1982.......................................      1                  1.6
1986.......................................      1                  1.5
1987.......................................      2                  5.2
1988.......................................      1                  2.7
1989.......................................      1                  1.7
1991.......................................      6                 15.7
1992.......................................      4                 11.1
1993.......................................      1                  2.4
1996.......................................      5                 12.8
1997.......................................     10                 27.1
1998.......................................      1                  2.7
1999.......................................      2                 14.1
                                              ----               ------

Total......................................     36                100.0%


Further particulars of the 36 aircraft, calculated as of December 31, 1999 are contained in the table below:

                                                                                                       Appraised
                                                                                                      Value as of
          Country in which                         Aircraft         Engine     Serial     Date of    December 31,    % of
Region    Aircraft is Based         Lessee           Type            Type        No.    Manufacture      1999        Total
------    -----------------         ------           ----            ----        --     -----------      ----        -----
Europe (Developed)                                                                                      ($000)
              France           STAR Airlines      A320-200      CFM56-5B4          737     9/97     $    39,404      3.1%
              France           STAR Airlines      A320-200      CFM56-5B4          749     9/97          39,401      3.1
              Ireland          Virgin Express     B737-300      CFM56-3C1        28333     8/96          30,721      2.5
              Ireland          Virgin Express     B737-400      CFM56-3C1        28489    11/96          32,640      2.6
              Italy            Alitalia           B767-300ER    CF6-80C2B7F      30008     3/99          88,549      7.1
              Italy            Eurofly S.p.A.     MD-83         JT8D-219         53199     3/92          24,288      1.9
              Spain            Spanair S.A.       MD-83         JT8D-219         49398    11/86          18,829      1.5
              Spain            Spanair S.A.       MD-83         JT8D-219         49791     9/89          21,674      1.7
              Spain            Spanair S.A.       MD-83         JT8D-219         53198     4/91          22,882      1.8
              United Kingdom   Air 2000           B767-300ER    CF6-80C2B7F      29617     3/99          88,308      7.0
              United Kingdom   Airtours           A320-200      CFM56-5A3          221     9/91          29,019      2.3
              United Kingdom   Airtours           A320-200      CFM56-5A3          222    10/91          29,053      2.3
              Sweden           Britannia (1)      B767-300ER    CF6-80C2B6F      25221     7/91          59,513      4.7
              United Kingdom   British Airways    B737-300      CFM56-3C1        28548    12/97          33,207      2.7
              United Kingdom   British Midland    B737-300      CFM56-3C1        28554    12/96          31,282      2.5
              United Kingdom   British Midland    B737-300      CFM56-3C1        28557     3/97          32,447      2.6
              United Kingdom   British Midland    B737-300      CFM56-3C1        28558     4/97          32,518      2.6
North America (Developed)
              United States    America West       B737-300      CFM56-3C1        28740     6/98          34,467      2.7
              United States    Continental        DC-10-30      CF6-50C2         46584     2/80          18,070      1.4
              United States    Continental        DC-10-30      CF6-50C2         48292     2/82          19,966      1.6
              United States    Frontier Airlines  B737-300      CFM56-3C1        28563     8/97          32,874      2.6
              United States    TransMeridian
                               Airlines           A320-200      V2500-A1           373     1/93          30,623      2.4
              United States    TWA                B767-300ER    PW4060           25403     1/92          62,950      5.0

                                       8

              Canada           Canadian Airlines  A320-200      CFM56-5A1          210     7/91          27,962      2.2
              Canada           Canadian Airlines  A320-200      CFM56-5A1          231     9/91          28,330      2.3
              Canada           Royal Aviation     A310-300      CF6-80C2A2         448     2/88          34,087      2.7
Asia (Emerging)
              China            China Eastern      B737-300      CFM56-3C1        28561     6/97          32,424      2.6
              China            China Eastern      B737-300      CFM56-3C1        28562     7/97          32,538      2.6
              India            Jet Airways        B737-400      CFM56-3C1        25663    11/92          25,913      2.1
              India            Jet Airways        B737-400      CFM56-3C1        25664    11/92          26,071      2.1
Europe & Middle East (Emerging)
              Turkey           Istanbul           B737-400      CFM56-3C1        28490    11/96          32,510      2.6
              Turkey           Istanbul           B737-400      CFM56-3C1        28491    11/96          32,550      2.6
Latin America (Emerging)
              Brazil           Transbrasil        B737-300      CFM56-3C1        28564    11/97          33,321      2.7
              Brazil           VARIG              B767-200ER    CF6-80C2B        23805     7/87          32,515      2.6
              Brazil           VARIG              B767-200ER    CF6-80C2B        23806     7/87          32,527      2.6

Off Lease                                         B737-300      CFM56-3C1        28559     5/97          32,701      2.6
                                                                                                    -----------      ---

Total                                                                                               $ 1,256,134      100%



(1) Leased to Britannia (United Kingdom) and subleased to Britannia Airways AB (Sweden).

                                     9